                 REGULATION S SECURITIES SUBSCRIPTION AGREEMENT


                                 BY AND BETWEEN

                             SILVERADO FOODS, INC.

                                      AND

                           SEACREST CAPITAL LIMITED,

                            FAIRWAY CAPITAL LIMITED,

                                      AND

                   INFINITY EMERGING OPPORTUNITIES, LIMITED,

                                 AS SUBSCRIBERS



     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     THIS REGULATION S SECURITIES SUBSCRIPTION AGREEMENT (the "Agreement" or the "Subscription Agreement") is executed by each of the undersigned (each a "Subscriber" and collectively, the "Subscribers") in connection with the subscription by the Subscribers for Convertible Debentures of SILVERADO FOODS, INC., an Oklahoma corporation (the "Company").

     WHEREAS, the Company is offering for sale (the "Offering") pursuant to Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Act") an aggregate principal amount of $1,500,000 of Convertible Debentures, at an aggregate purchase price of $1,500,000 (the "Purchase Price"), in the form attached hereto as Exhibit A (the "Convertible Debentures");
                               ---------

     WHEREAS, each Subscriber wishes to subscribe for the Convertible Debentures set forth opposite such Subscriber's name on Schedule 1 hereto, in accordance
                                             ----------
with the terms and conditions of this Agreement; and

     WHEREAS, in connection with the Offering, the Company shall grant to the Subscribers a warrant to acquire shares of common stock of the Company, as described in Section 9.1 hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Subscription and Closing; Escrow

     1.1  Subscription.  Subject to the terms and conditions of this Agreement,
          ------------
each Subscriber hereby subscribes for, and the Company hereby agrees to issue and sell to each such Subscriber, Convertible Debentures in the principal amount and at the aggregate price set forth opposite each Subscriber's name as indicated on Schedule 1 to this Agreement.

     1.2  Escrow Agreement.  Contemporaneous herewith, each Subscriber, the
          ----------------
Company and Continental Stock Transfer & Trust Company serving as transfer agent (the "Transfer Agent") shall enter into that certain Transfer Agent Agreement in the form attached hereto as Exhibit B (the "Transfer Agent Agreement"). Payment
                            ---------
of the Purchase Price for the Convertible Debentures by the Subscribers, and delivery of the Convertible Debentures by the Company, shall be effected pursuant to the procedures established in the Transfer Agent Agreement. The date of delivery of the last of such items by the Subscribers and the Company to the Escrow Agent shall be referred to herein as the "Closing" or "Closing Date". The Transfer Agent shall also perform the "paying agent" and "book entry" functions contemplated in the Transfer Agent Agreement.

     1.3  Multiple Subscribers.  This Agreement may be executed by one or more
          --------------------
Subscribers. In the event that this Agreement pertains to a subscription by a single Subscriber


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 1
(Silverado Foods, Inc.)

only, all references to the "Subscribers" or "each Subscriber" shall be deemed to refer to such single Subscriber.

2.   Representations with Respect to the Company

     The Company represents and warrants to and covenants with the Subscribers as follows:

     2.1  Organization, Good Standing, and Qualification.
          ----------------------------------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole.

          (b) Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each such subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of such subsidiary.

     2.2  Authorization.  All corporate action on the part of the Company, its
          -------------
officers, directors and shareholders have been taken necessary for the (i) authorization, execution and delivery of this Agreement, the Convertible Debentures, the Transfer Agent Agreement and the Warrant (as hereafter defined) (the Agreement, together with each of such documents, being referred to collectively as the "Transaction Documents"), (ii) performance of all obligations of the Company under each Transaction Document and (iii) authorization, issuance and delivery of shares of the common stock, par value $.01 per share (the "Common Stock") of the Company issuable upon (x) conversion of the Convertible Debentures (such shares of Common Stock are hereinafter referred to as the "Debenture Shares"), and (y) exercise of the rights of the Subscribers (the "Warrant Rights") under the Warrant (such shares of Common Stock are hereinafter referred to as the "Warrant Shares"). The Debenture Shares and Warrant Shares are hereinafter referred to as the "Shares", and the Shares, together with the Convertible Debentures and Warrant are hereinafter referred to as the "Securities".

     2.3  Agreement.  Each Transaction Document has been (or will be as of the
          ---------
Closing) duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by each Subscriber, is (or will be as of the Closing) a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 2
(Silverado Foods, Inc.)

     2.4  Capital Stock.  The Company has an authorized and outstanding
          -------------
capitalization as set forth on Schedule 2.4. All outstanding shares of capital stock of the Company have been duly authorized and are fully paid and non-assessable. Other than as set forth in Section 2.4 or as disclosed in the SEC Reports (as such term is defined in Section 2.6 below), there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of the Company.

     2.5  Valid Issuance of Securities.  When issued and delivered in accordance
          ----------------------------
with the terms of this Agreement, the Convertible Debentures and Warrant will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, and will have been issued in compliance with all applicable federal and state securities laws. Assuming the representations and warranties of each Subscriber are accurate in all material respects, the Debenture Shares, when issued upon conversion in accordance with the terms of the Convertible Debentures, and the Warrant Shares, when issued upon exercise of the Warrant Rights (assuming payment of the exercise price set forth in the Warrant), shall be duly and validly issued and outstanding, fully paid and nonassessable free and clear of any claims or preemptive rights, and will have been issued in compliance with all applicable U.S. federal and state securities laws.

     2.6  SEC Reports; Financial Statements.  The Company has timely filed all
          ---------------------------------
forms, reports and documents with the Securities and Exchange Commission (the "Commission") since January 1, 1995, required to be filed by it under the Securities Exchange Act of 1934, as amended (the "1934 Act") through the date hereof (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the 1934 Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations or condition (financial or otherwise) since the date of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which have not been disclosed to the Subscribers in writing (either directly by the Company or by delivery by the Company to the Subscribers) and except for matters disclosed in the SEC Reports filed since the most recent Annual Report or as disclosed on Schedule 2.6
attached hereto.   The audited and unaudited consolidated balance sheets of the
Company and its subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended (the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1995 is hereinafter referred to as the "Balance Sheet"), including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. The Balance Sheet fairly presents the financial condition of the Company and its subsidiaries at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the date thereof and the


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 3
(Silverado Foods, Inc.)

related statements of income, stockholders' equity and changes in cash flows fairly present the results of the operations of the Company and its subsidiaries and the changes in their financial position for the period indicated. Since December 31, 1995 (the "Balance Sheet Date"), except as disclosed in the SEC Reports or as set forth on Schedule 2.6, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future. Except as set forth on Schedule 2.6 and as discussed in the SEC Reports, neither the Company nor any of its subsidiaries has any debts, guarantees, liabilities or obligations required by generally accepted accounting principles to be provided for in the Balance Sheet, whether accrued or absolute, contingent or otherwise, and whether due or to become due, and there is no basis for the assertion against the Company or any of its subsidiaries of any such debt, guarantee, liability or obligation, that were not accrued or reserved against in the financial statements included as part of the SEC Reports.

     2.7  Current Public Information.  The Company is a "reporting issuer" as
          --------------------------
defined in Rule 902(l) of Regulation S and it has a class of securities registered under Section 12(b) or 12(g) of the 1934 Act. The Company has delivered to the Subscribers copies of the Company's Form 10-K Annual Report for the most recent fiscal year ended, Form 10-Q for the most recent fiscal quarter ended, most recent proxy statement for its Annual Meeting of Shareholders, and each interim report on Form 8-K filed by the Company since the date of its most recent Annual Report on Form 10-K.

     2.8  No Directed Selling Efforts in Regard to this Transaction; Compliance
          ---------------------------------------------------------------------
with Regulation S.  The Company has not, and to the best of the Company's
-----------------
knowledge no Subscriber nor any distributor, if any, participating in the offering of the Securities nor any person acting for the Company or any such distributor has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S. The Company has not offered the Securities to the Subscribers in the U.S. or to any person in the United States or any U.S. person. The Company represents and warrants that the Offering by the Company of the Securities to the Subscribers as contemplated in this Agreement is not part of a plan or scheme to evade the registration provisions of the Act.

     2.9  No Conflicts and Consents.
          -------------------------

          (a) The execution and delivery of each Transaction Document and the consummation of the transactions contemplated by each Transaction Document do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 4
(Silverado Foods, Inc.)

     applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

          (b) Neither the Company nor any subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) the filing (if any) of the registration statements contemplated by the Registration Rights Agreement with the Commission, (ii) the applications for the listing of the Warrant Shares and the Debenture Shares with the American Stock Exchange ("AMEX") (and with any other national securities exchange or market on which the Common Stock is then listed), and (iii) the filing, following the Closing, of a report on Form 8-K summarizing the terms of this Agreement (which report shall, to the extent permitted by applicable law, refer to the Subscribers by classification as "accredited investors" and without designation by name).

     2.10 No Action.  The Company has not taken and will not take any action
          ---------
that will affect in any way the running of the Restricted Period or Warrant Restricted Period (each as hereafter defined) or the ability of any Subscriber to resell freely the Securities in accordance with applicable securities laws and this Agreement.

     2.11 Compliance with Laws.  As of the date hereof, the conduct of the
          --------------------
business of the Company and each of its subsidiaries complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except for non compliance which would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and each of its subsidiaries (a "Material Adverse Effect"). Neither the Company nor any subsidiary has received notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgement, order or decree from any governmental authority, which would have a Material Adverse Effect.

     2.12 Litigation.  Except as disclosed in the SEC Reports and as set forth
          ----------
in Schedule 2.12, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or its subsidiaries, or any of their properties, which could reasonably be expected to result in any material adverse change in the business, properties, results of operations, condition (financial or otherwise), or prospects of the Company or its subsidiaries, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or its subsidiaries or which could reasonably be expected to interfere with the Company's ability to consummate the transactions contemplated by this Agreement.

     2.13 Disclosures.  There is no fact known to the Company (other than
          -----------
general economic conditions known to the public generally) that has not been disclosed in writing to the Subscribers that (a) could reasonably be expected to have a Material Adverse Effect or (b) could reasonably be


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 5
(Silverado Foods, Inc.)

expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement (and the issuance of the Securities hereunder).

     2.14 Prior Issuances under Regulation S; Private Placements.  Except as set
          ------------------------------------------------------
forth in the SEC Reports or for prior issuances reflected in the capitalization of the Company described on Schedule 2.4, the Company has not issued any shares of its Common Stock (or securities convertible into or exercisable for shares of Common Stock) (i) under Regulation S ("Regulation S Securities"), except for shares of Common Stock issued as an adjustment to, or in connection with a conversion or exercise of, Regulation S Securities or (ii) pursuant to any other exemption from registration under the Act. Assuming that the representations of the Subscribers are true and correct in all material respects, the offer and sale of the Convertible Debentures and Warrant are exempt from registration under Section 5 of the Act. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Warrant and Debentures or the shares of Common Stock issuable upon conversion or exercise respectively thereof) which subject the offering or issuance or sale of the Debentures and Warrant (or the shares of Common Stock issuable upon conversion or exercise respectively thereof) to the registration requirements of Section 5 of the Act.

     2.15 Commissions.  No person, firm or corporation will be entitled to
          -----------
receive any brokerage fee, commission or other similar payment from the Company in connection with the consummation of the transactions contemplated hereby and the Company shall not make any such payment to any person, firm or corporation; provided, the Subscribers shall be paid, at the Closing, the Expense
--------
Reimbursement (as hereinafter defined) and shall receive the Warrants.

3.   Representations and Warranties of Subscriber; Access to Information;
     Independent   Information; Independent Investigation

     Each Subscriber represents and warrants to the Company as follows:

     3.1  Offshore Transaction.
          --------------------

          (a) no Subscriber is a "U.S. person" as that term is defined in Rule 902(o) of Regulation S (a copy of which definition is attached as
     Exhibit C), and no Subscriber is an entity organized or incorporated under
     ---------
     the laws of any foreign jurisdiction by any "U.S. person" principally for the purpose of investing in securities not registered under the Act, unless the Subscriber is or was organized or incorporated by "U.S. persons" who are accredited investors (as defined in Rule 501(a) under the Act) and who are not natural persons, estates or trusts;

          (b) the Convertible Debentures and Warrant were not offered to any Subscriber in the United States and at the time of execution of this Subscription Agreement and the time


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 6
(Silverado Foods, Inc.)

     the buy order was originated, and of any offer to such Subscriber to purchase the Convertible Debentures and Warrant hereunder, such Subscriber was outside the United States;

          (c) each Subscriber is purchasing the Securities for its own account and not on behalf of or for the benefit of any U.S. person and the resale of the Securities has not been prearranged with any buyer in the United States;

          (d) each Subscriber agrees that all offers and sales of the Convertible Debentures and Debenture Shares prior to the expiration of a period (the "Restricted Period") commencing on the Closing of this Offering and ending forty (40) days after the Closing Date shall not be made to U.S. persons or for the account or benefit of U.S. persons or within the United States and shall otherwise be made in compliance with the provisions of Regulation S. No Subscriber has been engaged or acted as or on behalf of a distributor or dealer (and is not an affiliate of a distributor or dealer) with respect to this transaction;

          (e) each Subscriber agrees that all offers and sales of the Warrant Shares prior to the expiration of a period commencing on the date of issuance of the Warrant Shares under the Warrant following the exercise of the Warrant Rights and ending forty (40) days thereafter (the "Warrant Restricted Period") shall not be made to U.S. persons or for the account or benefit of U.S. persons and shall otherwise be made in compliance with provisions of Regulation S; and

          (f) each Subscriber shall take all reasonable steps to ensure its compliance with Regulation S and shall promptly send to each purchaser who acts as a distributor, dealer or a person receiving a selling concession, fee or other remuneration in respect of any of the Securities, who purchases prior to the expiration of the Restricted Period or Warrant Restricted Period, as applicable, a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as the Subscriber pursuant to Section 901(c)(2)(iv) of Regulation S.

     3.2  Independent Investigation.  Each Subscriber, in offering to subscribe
          -------------------------
for the Securities hereunder, has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all
material contracts and documents of the Company.   In making its investment
decision to purchase the Securities, no Subscriber is relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement, the SEC Reports or in a document executed by a duly authorized representative of the Company making reference to this Agreement. Each Subscriber has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. Each Subscriber is a sophisticated investor, as defined in Rule 506(b)(2)(ii) of Regulation D under the Act, and an "accredited investor" as defined in Rule 501 of Regulation D under the Act, a copy of which definition is attached hereto as Exhibit D. Each Subscriber is qualified to purchase the
                      ---------
Convertible Debentures and Warrants under the laws of the jurisdiction of its residence. To the best of its


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 7
(Silverado Foods, Inc.)

knowledge, no Subscriber is an affiliate of the Company and no Subscriber is a "10 percent shareholder" (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code) of the Company.

     3.3  Economic Risk.  Each Subscriber understands and acknowledges that an
          -------------
investment in the Securities involves a high degree of risk, including a possible total loss of investment. Each Subscriber represents that it is able to bear the economic risk of an investment in the Securities.

     3.4  No Government Recommendation or Approval.  Each Subscriber understands
          ----------------------------------------
that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, this transaction or the subscription of the Securities.

     3.5  No Directed Selling Efforts in Regard to this Transaction.  No
          ---------------------------------------------------------
Subscriber has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Securities.

     3.6  No Registration.  Each Subscriber understands that the Securities have
          ---------------
not been registered under the Act and are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the representations of such Subscriber contained herein. The Shares do, however, carry certain registration rights as set forth in the Registration Rights Agreement executed by the parties hereto in the form attached hereto as Exhibit
                                                                        -------
E (the "Registration Rights Agreement").
-

     3.7  No Public Solicitation.  Without conducting any independent
          ----------------------
investigation, no Subscriber knows of any public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Securities.

     3.8  Investment Intent.  Each Subscriber is acquiring the Securities for
          -----------------
such Subscriber's own account, for investment and not with a view to the distribution thereof. Each Subscriber understands that except as set forth in the Registration Rights Agreement, the Company has no present intention of registering any such sale of the Shares. Each Subscriber represents and warrants to the Company that it has no present plan or intention of selling the Securities in the United States, has made no predetermined arrangements to sell the Securities (other than the registration provisions contained in the Registration Rights Agreement, which pertain only to a potential method of disposing of the Shares) and that the Offering, together with any subsequent resale by any Subscriber of the Securities, is not part of a plan or scheme to evade the registration provisions of the Act. No Subscriber currently has a short position in the Company's Common Stock, including any short call position or any long put position or any contract or arrangement that has the effect of eliminating

REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 8
(Silverado Foods, Inc.)

or substantially diminishing the risk of ownership of the Securities, nor has any Subscriber engaged in any hedging transaction with respect to the Securities.

     3.9  Incorporation and Authority.  Each Subscriber has the full power and
          ---------------------------
authority to execute, deliver and perform each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder. This Agreement, and each other Transaction Document to which it is a party, has been duly approved by all necessary action of each Subscriber, including any necessary shareholder approval, has been executed by persons duly authorized by each Subscriber, and constitutes a valid and legally binding obligation of each Subscriber, enforceable in accordance with its terms.

     3.10 No Reliance on Tax Advice.  Each Subscriber has reviewed with his, her
          -------------------------
or its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each Subscriber is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that such Subscriber (and not the Company) shall be responsible for the Subscriber's own income tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     3.11 Independent Legal Advice.  Each Subscriber acknowledges that it has
          ------------------------
had the opportunity to review each Transaction Document and the transactions contemplated by this Agreement with his, her or its own legal counsel. Each Subscriber is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement, except for the representations, warranties and covenants set forth herein and on the opinion provided for in Section 5.7 hereof.

4.   Legends; Subsequent Transfer of Securities

     4.1  Legends.
          -------

          (a) The Convertible Debentures shall bear a legend substantially as set forth below and any other legend, if such legend or legends are reasonably required to comply with state, federal or foreign law. Assuming that there are no changes in the material facts represented in Section 3 of this Agreement or applicable law from the date hereof until the date of conversion, all certificates representing the Debenture Shares into which the Convertible Debentures are converted after the Restricted Period shall not bear a legend.

     "The Convertible Debentures of Silverado Foods, Inc. ("Issuer") represented hereby have been issued pursuant to Regulation S, promulgated under the United States Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act or any applicable state securities laws. These Securities may not be offered or sold within the United States or to or for the account of a "U.S. Person" (as that


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 9
(Silverado Foods, Inc.)

     term is defined in Regulation S) during the period commencing on the sale of these securities and ending on the fortieth (40th) day following completion of the Regulation S offering of the Issuer pursuant to which these securities have been issued (the "Restricted Period"). The Securities represented by this certificate may first be converted into common stock of the issuer on [45TH DAY AFTER CLOSING]. The Issuer will notify the transfer agent of the date of completion of such offering and of the expiration of such Restricted Period."

          (b) The Warrant Shares, when issued, shall bear a legend substantially as set forth below and any other legend, if such legend or legends are reasonably required to comply with state, federal or foreign law (provided, if as a result of any change in the applicable laws governing Regulation S transactions, the Warrant Restricted Period is changed, the Company may alter the legend set forth above for certificates representing Warrant Shares issued after the effective date of such change such that the Warrant Restricted Period conforms therewith).

     "The shares of Common Stock of Silverado Foods, Inc. represented hereby have been issued pursuant to Regulation S, promulgated under the United States Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act or any applicable state securities laws. These shares may not be offered or sold within the United States or to or for the account of a "U.S. Person" (as that term is defined in Regulation S) during the period commencing on the date of issuance hereof and ending forty (40) days thereafter."

     4.2  Transfers.
          ---------

          (a) The Company agrees, and shall instruct its agents, that the Convertible Debentures may be transferred to any person or entity who is not an affiliate of the Company if such transfer occurs after the Restricted Period, without (a) any further restriction on transfer (provided the transfer is made in compliance with the Act) or (b) the entry of a "stop transfer" order against such Convertible Debentures, and the Convertible Debentures and Debenture Shares issued upon conversion thereof, delivered to the transferee after the Restricted Period shall not bear a legend. The Company may place a stop transfer order on any Convertible Debentures or Debenture Shares during the Restricted Period for the duration of the Restricted Period. Upon election by a Subscriber to convert all or a portion of the Convertible Debentures into Debenture Shares, such Subscriber shall deliver to the Transfer Agent, with a copy to the Company, a duly completed Notice of Conversion (which shall include a statement by the Subscriber of the continued accuracy of the material representations and warranties set forth herein; provided, the Subscriber shall not be required to make any representation concerning its investment intent with respect to the Debenture Shares) substantially in the form attached hereto as Exhibit F as contemplated by the Transfer Agent
                        ---------
     Agreement (a "Notice of Conversion").


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 10
(Silverado Foods, Inc.)

          (b) The Company agrees, and shall instruct its agents, that the Warrant Shares issued upon exercise of the Warrant Rights under the Warrant may be transferred to any person or entity who is not an affiliate of the Company if such transfer occurs after the Warrant Restricted Period, without (i) any further restriction on transfer (provided the transfer is made in compliance with the Act), or (ii) the entry of a "stop transfer" order against the Warrant Shares, and the Warrant Shares delivered to a transferee after the Warrant Restricted Period shall not bear a legend. At the request of a Subscriber, the Company shall promptly exchange following the Warrant Restricted Period certificates representing the Warrant Shares issued with the legend described in Section 4.1(b) above for certificates representing the Warrant Shares issued without a legend. The Company may place a stop transfer order on the Warrant Shares during the Warrant Restricted Period for the duration of the Warrant Restricted Period. Upon election by a Subscriber to exercise any Warrant Right, such Subscriber shall deliver to the Company a duly completed Notice of Exercise (which shall include a statement by the Subscriber of the continued accuracy of the material representations and warranties set forth herein and that the Subscriber shall not transfer the Warrant Shares to a U.S. Person during the Warrant Restricted Period) substantially in the form attached hereto as Exhibit G (a "Notice of Exercise").
     ---------

5.   Covenants of the Company

     5.1  Accountants.  For as long as any Convertible Debentures and Warrant
          -----------
remain outstanding, the Company shall maintain as its independent auditors an accounting firm that is authorized to practice before the Commission.

     5.2  Corporate Existence and Taxes.  For as long as any Convertible
          -----------------------------
Debentures and Warrant remain outstanding, the Company shall maintain its corporate existence in good standing, and shall pay all its taxes when due except for taxes which the Company disputes in good faith and for which adequate reserves are established on the Company's books and records.

     5.3  Reserved Shares and Listings.  For so long as any Convertible
          ----------------------------
Debentures and Warrant remain outstanding:

          (a) the Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of the then outstanding Convertible Debentures and exercise in full the Warrant Rights under the Warrant;

          (b) the Company will maintain the listing of its Common Stock on the AMEX;

          (c) the Company will not repurchase or otherwise enter into any other transaction (including stock split, recapitalization or other transaction), which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 11
(Silverado Foods, Inc.)

     that similarly decrease the number of shares of Common Stock into which the Convertible Debentures are convertible and Warrant is exercisable); and

          (d) the Company will (I) retain the Transfer Agent as the stock transfer agent of the Company, and (II) if the Transfer Agent voluntarily or involuntarily fails to so serve, select an independent, unaffiliated replacement stock transfer agent willing to perform the duties of the Transfer Agent under the Transfer Agent Agreement.

     5.4  Issuance of Common Shares.  Upon conversion of the Convertible
          -------------------------
Debentures in accordance with their terms, and/or exercise of the Warrant Rights, the Company will, and will use its best lawful efforts to cause the Transfer Agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Subscriber in a Notice of Conversion or Notice of Exercise, as applicable. The Shares of Common Stock to be issued upon conversion of the Convertible Debentures or exercise of the Warrant Rights shall not bear any restrictive legends (other than the legend set forth in Section 4.1(b) for the Warrant Shares) and shall be freely tradeable upon expiration of the Restricted Period or Warrant Restricted Period, as applicable,, subject to compliance with Federal and state securities laws and the terms of the Convertible Debentures and Warrant. The Company further warrants that no instructions other than these instructions, and instructions for a "stop transfer" until the end of the Restricted Period or Warrant Restricted Period, as applicable, have been or will be given to the Transfer Agent and also warrants that the Shares shall otherwise be freely transferable by Subscriber on the books and records of the Company subject to compliance with Federal and State securities laws and the terms of the Convertible Debentures and Warrant. The Company will notify the Transfer Agent of the date of Closing of this Offering and of the date of expiration of the Restricted Period and of the Warrant Restricted Period upon exercise of any Warrant Rights. Nothing in this section shall affect in any way a Subscriber's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

     5.5  Copies of Information.  The Company undertakes to furnish each
          ---------------------
Subscriber with copies of such other information as may be reasonably requested by such Subscriber prior to consummation of this Offering. The Company will provide the Subscribers with copies of all future filings under the 1934 Act for so long as any Convertible Debentures and Warrant are outstanding.

     5.6  Compliance with Laws.  The Company shall comply with all applicable
          --------------------
Federal and state securities laws with respect to the sale of the Securities, including but not limited to the filing of all reports required to be filed in connection therewith with the SEC or any stock exchange or the AMEX or any other regulatory authority.

     5.7  Opinion of Counsel.  Contemporaneous with the execution of the
          ------------------
Transfer Agent Agreement, the Company will arrange for issuance of any legal opinions required by the Transfer Agent in order to ensure that the Debenture Shares are issued without restrictive legends upon receipt of a Notice of Conversion, and the Warrant Shares are issued solely with the restrictive legend set forth in Section 4.1(b) hereof upon receipt of a Notice of Exercise.


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 12
(Silverado Foods, Inc.)

     5.8  Consultation with Legal Counsel.  The Company shall consult with its
          -------------------------------
legal counsel regarding its 1934 Act filing requirements including, but not limited to, the possible obligation of the Company to file Form 8-K in connection with the Offering, and will timely make any and all such filings deemed necessary by such counsel; provided, if permitted by applicable law, any
                                  --------
such filing shall refer to the Subscribers merely as "accredited investors" without designation by name.

     5.9  Registration Rights.  The Company will grant the Subscribers the
          -------------------
registration rights covering the Shares on the terms of the Registration Rights Agreement.

6.   Covenants of the Subscribers.

     6.1  Dealings in Common Shares.  Each Subscriber covenants that neither it
          -------------------------
nor any of its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter from the Closing through the end of the Restricted Period applicable to the Convertible Debentures, into any put option, short position or any hedging transaction or other similar instrument or position with respect to the Company's Common Stock and neither it nor any of its affiliates nor any person acting on its or their behalf will use at any time the Company's Common Stock to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

     6.2  No Sale in Violation of the Act.  Each Subscriber further covenants
          -------------------------------
that it will not make any sale, transfer or other disposition of the Securities in violation of the Act (including Regulation S) or the rules and regulations of the Commission promulgated thereunder. Each Subscriber acknowledges and agrees that the Securities may and will only be resold (a) in compliance with Regulation S; (b) pursuant to a Registration Statement under the Act; or (c) pursuant to an exemption from registration under the Act.


7.   Issuance of Further Securities

     7.1  Right of First Refusal.  The Company hereby grants to the Subscribers
          ----------------------
the right of first refusal to purchase all (or any part) of New Securities (as defined in this Section) that the Company may, from time to time, propose to sell and issue. "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase said capital stock, and debt or equity securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that the term "New Securities" does not include securities issued in Excluded Financings. "Excluded Financings" mean (i) non-convertible debt or non-convertible preferred stock financings of any type, (ii) public offerings at the market price of the Common Stock, (iii) private financings at a price, including conversion price, at least equal to the then-current market price of the Common Stock (determined as set forth in the Convertible Debentures), (iv) project financings, (v) bank financings, (vi) the issuance and sale of, or the grant of options to purchase, shares of Common Stock pursuant to any of the Company's existing employee or director stock option, compensation, bonus or incentive plans, and (vii) the


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 13
(Silverado Foods, Inc.)

issuance or sale of Common Stock and/or warrants for the acquisition by the Company of operating assets to be owned and operated by the Company or a subsidiary of the Company. In the event the Company proposes to undertake an issuance of New Securities, it shall give the Subscribers written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Subscriber shall have fifteen (15) business days from the date of receipt of any such notice to agree to purchase all or less than all of the New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any such Subscriber fails to exercise in full rights of first refusal within such fifteen (15) business day period, then the Company shall have thirty (30) days thereafter to sell the New Securities with respect to which the Subscribers' rights stated herein were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event that the Company has not sold the New Securities within such fifteen (15) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Subscribers in the manner provided above. The right of first refusal granted under this Section shall terminate upon the earlier of: (i) 180 days following the Closing Date; or (ii) the date upon which the Subscribers cease to own at least one-third of the Convertible Debentures or the shares of Common Stock issuable upon conversion thereof.

8.   Liquidated Damages for Late Conversion.

     8.1  Liquidated Damages.  As set forth in the Convertible Debentures and
          ------------------
Warrant, the Company shall issue and deliver, and use its best efforts to cause the Transfer Agent to issue and deliver, within five (5) New York Stock Exchange trading days after a Subscriber has fulfilled all conditions and submitted a Notice of Conversion or Notice of Exercise, as applicable (the "Deadline"), to such Subscriber or any party receiving the Convertible Debentures or Warrant by transfer from such Subscriber (together with such Subscriber, a "Holder"), at the address of the Holder set forth in the Notice of Conversion or Notice of Exercise, as applicable, and in the absence thereof at such address as set forth in the Transfer Agent Agreement, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled. The Company understands that a delay in the issuance of the shares of Common Stock after the Deadline could result in economic loss to the Holder. If for any reason other than (x) a failure of any material representation or warranty of any Subscriber herein to be true and correct or (y) a change in law or administrative rules governing Regulation S that would prevent the Company from issuing Debenture Shares following the Restricted Period, without restrictive legend, or Warrant Shares solely with the legend specified in Section 4.1(b), as applicable, the Company fails to issue the shares of Common Stock, then as compensation to the Holder for such loss, and not as a penalty, the Company agrees to pay liquidated damages to the Holder for late issuance of shares of Common Stock upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days after the Deadline):


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 14
(Silverado Foods, Inc.)



                                       Aggregate
 No. Business Days Late            Liquidated Damages
 ----------------------            ------------------
                          (per each $100,000 Principal Amount
                                of Convertible Debenture
                                  or Exercise Price of
                                    Warrant Shares)

               1                        $100
               2                        $200
               3                        $300
               4                        $400
               5                        $500
               6                        $600
               7                        $700
               8                        $800
               9                        $900
              >10                       $1,000 + an additional $1,000
                                        for each Business Day Late
                                        beyond 10 days



The Company shall pay the Holder any liquidated damages incurred under this Section by wire transfer of immediately available funds to an account designated by Holder upon the earlier to occur of (i) issuance of the shares of Common Stock to the Holder of the required shares of Common Stock that were not issued, or (ii) each monthly anniversary of the receipt by the Company of such Holder's Notice of Conversion or Notice of Exercise, as applicable. Nothing herein shall waive the Company's obligations to deliver shares of Common Stock upon a conversion of the Convertible Debentures or exercise of the Warrant Rights or limit any Subscriber's right to pursue actual damages for the Company's failure to issue and deliver shares of Common Stock to such Subscriber in accordance with the terms of the Convertible Debentures and Warrant.

     8.2  Conversion Notice.  The Company agrees that, in addition to any
               -----------------
other remedies which may be available to the Subscribers, including, but not limited to the remedies available under Section 8.1, in the event the Company fails for any reason to effect delivery to a Subscriber of certificates representing Common Stock on or prior to the Deadline, such Subscriber will be entitled to revoke the Notice of Conversion or Notice of Exercise, as applicable, by delivering a notice to such effect to the Company and Transfers Agent whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise, as applicable.


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 15
(Silverado Foods, Inc.)

9.   Additional Agreements.

     9.1  Warrants.  The Company shall grant the Subscribers warrants to
          --------
purchase in the aggregate 125,000 shares of Common Stock at an exercise price equal to the lesser of (i) $3.00 per share or (ii) the product of 120% multiplied by the five day average closing bid price of the Company's Common Stock immediately preceding the Closing Date, pursuant to the form of Warrant attached hereto as Exhibit H (collectively, the "Warrant"), which shall be
                   ---------
issued at the Closing and  deposited with the Transfer Agent as contemplated by
Section 1.2 hereof. The shares of Common Stock issued upon exercise of the Warrant rights ("Warrant Rights") under the Warrant (the "Warrant Shares") shall be issued pursuant to Regulation S, and shall contain a legend upon issuance solely in the form set forth in Section 4.1(b). Each Subscriber shall be entitled to exercise the Warrant Rights for the Warrant Shares in accordance with the proportionate amount of Convertible Debentures purchased by Subscribers as set forth on Schedule 1 hereto.
                ----------

     9.2  Subscriber Cost.  At the Closing, the Company hereby agrees to
          ---------------
pay $25,000 to the Subscribers to reimburse the Subscribers for all costs and expenses of the Subscribers in connection with this Offering, including, without limitation, reasonable attorneys' fees borne by the Subscribers in connection with the preparation, negotiation, and consummation of the Transaction Documents (the "Expense Reimbursement"). Such reimbursement shall be paid as described in the Transfer Agent Agreement.

10.  Conditions to Closing; Deliveries at Closing.

     10.1  Conditions to Subscribers' Obligations to Close.  The
           -----------------------------------------------
obligations of the Subscribers to effect the Closing are conditioned on the fulfillment or waiver of the following:

          (a) the execution and delivery of each Transaction Document by the Company;

          (b) the execution and delivery of the Transfer Agent Agreement by the Transfer Agent;

          (c) all the representations and warranties of the Company in this Agreement as of the date hereof shall be true and correct at the Closing of this Offering as if made on such date, and the Company shall have performed all actions required hereunder;

          (d) receipt of the opinion of legal counsel to the Company to the effect set forth in Section 5.7; and

          (e) receipt of evidence satisfactory to the Subscribers that Mr. Lawrence Field, as the holder of $3.0 million principal amount of $3.5 million principal amount of the Company's existing convertible debentures (the "Junior Notes") has agreed that all payments in cash of principal and interest due to him (or any assignee of his interest therein) shall be junior and subordinate to the repayment in full of the Convertible Debentures to be issued


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 16
(Silverado Foods, Inc.)

     to the Subscribers hereunder; provided, such agreement shall not prevent Mr. Field from exercising any conversion rights thereunder and receiving shares of Common Stock of the Company in connection therewith.

     10.2 Conditions to the Company's Obligation to Close.  The obligation of
          -----------------------------------------------
the Company to effect the Closing is conditioned on the fulfillment or waiver of the following:

          (a) the execution and delivery of this Agreement, the Registration Rights Agreement and the Transfer Agent Agreement by the Subscribers;

          (b) the execution and delivery of the Transfer Agent Agreement by the Transfer Agent; and

          (c) all the representations and warranties of each Subscriber made in this Agreement as of the date hereof shall be true and correct at the Closing of the Offering as if made on such date, and each Subscriber shall have performed all actions required hereunder.

11.  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., applicable to agreements made in and wholly to be performed in that jurisdiction without regards to the choice of law rules of such state, except for matters arising under the Act or the 1934 Act which matters shall be construed and interpreted in accordance with such laws. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard and determined in either a Federal or state court sitting in the County of Dallas, State of Texas, U.S.A.

12.  Entire Agreement; Amendment

     This Agreement, the Convertible Debentures, the Registration Rights Agreement, the Escrow Agreement, the Warrant, the Transfer Agent Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

13.  Notices, Etc.

     Any notice, demand or request required or permitted to be given by either the Company or any Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 17
(Silverado Foods, Inc.)

14.  Confidentiality.

     The Subscribers will keep confidential all non-public information regarding the Company that they receive from the Company unless disclosure of such information is compelled by a court or other administrative body or otherwise necessary, in the opinion of Subscribers' counsel, to comply with applicable law. Neither party shall disclose any information regarding any of the transactions contemplated hereby without the prior consent of the other party, unless such disclosure is required by applicable law and consistent with Sections 2.9(b) and 5.8 hereof.

15.  Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile transmission of a signature hereto shall be valid as if an original and binding on all parties.

16.  Severability

     In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

17.  Titles and Subtitles

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

18.  Parties in Interest Cited

     This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. All representations, warranties, covenants and agreements of each party hereto shall survive the closing contemplated herein and pursuant to the Exhibits hereto.


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 18
(Silverado Foods, Inc.)

     The undersigned Subscribers acknowledge that this subscription shall not be effective unless accepted by the Company as indicated below.

Dated this ___ day of January, 1997.

SEACREST CAPITAL LIMITED               FAIRWAY CAPITAL LIMITED
27 Wellington Road                     27 Wellington Road
Cork, Ireland                          Cork, Ireland
Telefax: 011-44-171-355-4975           Telefax:  011-44-171-355-4975


-----------------------------------    -----------------------------------------
Signature                              Signature

Place of Execution:                    Place of Execution:
Great Britain                          Great Britain

                                       INFINITY EMERGING
                                       OPPORTUNITIES, LIMITED
                                       27 Wellington Road
                                       Cork, Ireland
                                       Telefax:  011-44-171-355-4975


                                       -----------------------------------------
                                       Signature

                                       Place of Execution:
                                       Great Britain

     THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE ____ DAY OF JANUARY, 1997.

                                       SILVERADO FOODS, INC.
                                       6846 South Canton, Suite 110
                                       Tulsa, Oklahoma 74136
                                       Telefax: 918/491-6290


                                       By:
                                          --------------------------------------
                                       Print Name:
                                                  ------------------------------
                                       Title:
                                             -----------------------------------
2


REGULATION S SECURITIES SUBSCRIPTION AGREEMENT - Page 19
(Silverado Foods, Inc.)

                                 SCHEDULE 1

                                 SUBSCRIBERS

============================================================================
NAME                        PRINCIPAL BALANCE OF    AGGREGATE PURCHASE PRICE
                            CONVERTIBLE DEBENTURES
Seacrest Capital Limited           $  500,000                $  500,000

Fairway Capital Limited            $  500,000                $  500,000

Infinity Emerging                  $  500,000                $  500,000
Opportunities, Limited

TOTALS                             $1,500,000                $1,500,000
============================================================================


                                 SCHEDULE 2.4A

                   Capitalization (as of _____________, 1997)

Shares of Common Stock:
     Authorized:          __________
     Issued/Outstanding:  __________
     Held in Treasury:    __________

Shares of Preferred Stock:
     Authorized:          __________
     Issued:              __________
     Outstanding:         __________

Convertible Securities:
Options:                  __________
Warrants:                 __________

                             SILVERADO FOODS, INC.
                         6846 SOUTH CANTON, SUITE 110
                            TULSA, OKLAHOMA  74136


                               January 31, 1997








Re: Convertible Debenture Private Placement - Letter Agreement Concerning Potential Requirement For Shareholder Approval

     Reference is hereby made to that certain Regulation S Securities Subscription Agreement dated the date hereof between the parties to this letter (the "Subscription Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Subscription Agreement.

     If, at any time, the aggregate number of Debenture Shares issuable upon exercise of the Convertible Debentures together with the number of Warrant Shares issuable upon exercise of the Warrants exceeds the Conversion Limit (as hereafter defined) then in effect, (i) the Company shall deliver a notice to that effect to the Subscribers and the Transfer Agent (the "Company Notice") and
(ii) the Company shall, at the option of the Subscribers, either (I) seek to obtain shareholder approval within sixty days of the Company Notice to eliminate the Conversion Limit and any other matters required by the American Stock Exchange ("Amex") for the Company to maintain its designation as an Amex issuer and upon such approval the Conversion Limit shall be eliminated or (II) convert the portion of the Convertible Debentures which would result in the issuance of Debenture Shares under the Conversion Limit and cause the Company to redeem, on the fifth business day (the "Redemption Date") following delivery (including delivery via facsimile) by the Subscribers of a redemption notice (the "Redemption Notice"), the remaining unconverted portion of the Convertible Debentures and the unexercised portion of the Warrants for the Redemption Price (as hereafter defined). In the event the Subscribers request the Company to obtain shareholder approval as provided above, and such approval is not obtained within such sixty day limit, then the Company shall undertake the actions in
(II) above as if the Subscribers had delivered a Redemption Notice.

     As used herein, the Conversion Limit shall mean twenty percent of the then issued and outstanding shares of Common Stock of the Company as of the applicable date of determination, which, as of the date hereof, is 1,446,250 shares of Common Stock, or such greater number of shares as the shareholders of the Company may have previously approved.

January 31, 1997
Page 2



     The term Redemption Price shall mean the aggregate sum of the following:

     1. With respect to the unconverted portion of the Convertible Debentures, the sum of (i) the product of the remaining balance of the Convertible
    --- --
Debentures multiplied by one hundred thirty percent and (ii) the Market Differential (as hereafter described). The Market Differential shall mean the product of the number of shares of Company Common Stock which would have been issued at the Conversion Price (as defined in the Convertible Debentures) (as if the date of the Redemption Notice was the date of the Notice of Conversion) multiplied by an amount (if a positive number) equal to the difference between the Closing Bid Price (as defined in the Convertible Debentures) on the business day immediately preceding the Redemption Date and the Conversion Price (as if the date of the Redemption Notice was the date of the Notice of Conversion.)

     2. With respect to the unexercised portion of the Warrants, an amount equal to the difference between (a) the product of the number of shares of Common Stock issuable upon exercise in full of the unexercised portion of the Warrants and the Fair Market Value of such shares (as hereafter described) and
(b) the exercise price relating to such shares as set forth in the Warrant that the holder has not previously delivered to the Company. Fair Market Value of such shares shall mean the average of the Closing Bid Price of the Company's Common Stock (as defined in the Convertible Debentures) over the five trading day period ending immediately preceding the Redemption Date.

     This letter agreement supplements the Subscription Agreement, and each document executed in connection therewith, and is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This letter may be executed in one or more counterparts and by facsimile signature. The Subscribers hereby agree that they are obligated to inform any transferees of the Convertible Debentures or Warrants of the terms of this letter.

                              Sincerely,

                              SILVERADO FOODS, INC.


                              By:
----                             -----------------------------
                              Name:
----                               ---------------------------
                              Title:
----                                --------------------------

January 31, 1997
Page 3



ACKNOWLEDGED AND AGREED TO:

INFINITY EMERGING OPPORTUNITIES, LIMITED


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


SEACREST CAPITAL LIMITED


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------


FAIRWAY CAPITAL LIMITED


By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------